Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CIENA Corporation of our report dated December 10, 2002 relating to the financial statements, which appears in CIENA Corporation’s Annual Report on Form 10-K for the year ended October 31, 2002. We also consent to the references to us under the headings “Experts” and “Summary Selected Consolidated Historical Financial Data of CIENA” in such Registration Statement.

PricewaterhouseCoopers LLP

McLean, VA
May 7, 2003